Exhibit 24

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Mitchell Feiger and Jill York his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign MB Financial Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004 and any and all amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents, this 16th day of March 2005.

Signature	Title
/s/ Mitchell Feiger	Director, President and Chief Executive Officer
Mitchell Feiger	(Principal Executive Officer)
/s/ Jill E. York	Vice President and Chief Financial Officer
Jill E. York	(Principal Financial Officer and Principal Accounting Officer)

/s/ E.M. Bakwin	Director
E.M. Bakwin

/s/ David P. Bolger	Director
David P. Bolger

/s/ Robert S. Engelman, Jr.	Director
Robert S. Engelman, Jr.

/s/ Alfred Feiger	Director
Alfred Feiger

/s/ Burton J. Field	Director
Burton J. Field

/s/ Lawrence E. Gilford	Director
Lawrence E. Gilford

/s/ Richard I. Gilford	Director
Richard I. Gilford

/s/ James N. Hallene	Director
James N. Hallene

/s/ Thomas H. Harvey	Director
Thomas H. Harvey

Exhibit 24
/s/ Patrick Henry	Director
Patrick Henry

/s/ Richard J. Holmstrom	Director
Richard J. Holmstrom

/s/ David L. Husman	Director
David L. Husman

/s/ Clarence Mann	Director
Clarence Mann

/s/ Karen J. May	Director
Karen J. May

/s/ Ronald D. Santo	Director
Ronald D. Santo

/s/ Kenneth A. Skopec	Director
Kenneth A. Skopec